Exhibit 99.1

Solventum Reports Third Quarter 2025 Financial Results

•Reported sales increased 0.7%; organic sales increased 2.7%
•Expects full year organic sales growth to be at the high end of +2.0% to +3.0% range
•Increases full year adjusted earnings per share outlook to $5.98 to $6.08
•Announces 4-year ‘Transform for the Future’ initiative

ST. PAUL, Minn., Nov. 6, 2025 – Solventum (NYSE: SOLV) today reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights
•Sales increased 0.7% to $2.1 billion; up 2.7% on an organic basis
•GAAP diluted earnings per share of $7.22; adjusted diluted earnings per share of $1.50
•Operating cash flow of $75 million; free cash flow of ($22) million

“Our solid third quarter results and increased full-year 2025 guidance demonstrate we are delivering on our commitments and clearly progressing towards achieving our long-range plan,” said Bryan Hanson, chief executive officer of Solventum. “Our underlying momentum, combined with the deliberate steps we are taking to accelerate growth and optimize our business, gives us even more confidence that we will drive long-term sustainable growth and significant value creation.”

Third Quarter and First Nine Months 2025 Financial Results

	Three months ended September 30,			Nine months ended September 30,
(Dollars in millions, except per share amounts)	2025	2024	Year over year change	2025	2024	Year over year change
Net sales	$2,096	$2,082	0.7%	$6,327	$6,179	2.4%
Selling, general and administrative expenses	$780	$701	11.3%	$2,321	$1,998	16.2%
Research and development expenses	$183	$189	(3.2)%	$564	$576	(2.1)%
Operating income margin	80.6%	13.2%	6,740 bps	32.5%	14.6%	1,790 bps
Adjusted operating income margin[1]	20.6%	22.8%	(220) bps	20.7%	22.5%	(180) bps
Net income	$1,266	$122	937.7%	$1,493	$448	233.3%
Diluted earnings per share	$7.22	$0.70	931.4%	$8.53	$2.58	230.6%
Adjusted diluted earnings per share[1]	$1.50	$1.64	(8.5)%	$4.53	$5.28	(14.2)%
Net cash provided by operating activities	$75	$169	(55.6)%	$274	$966	(71.6)%
Free cash flow[1]	$(22)	$76	(128.9)%	$(42)	$713	(105.9)%

Organic sales growth in the quarter reflects positive performance from all segments, primarily driven by the Dental Solutions and Health Information Systems (“HIS”) segments.

GAAP and adjusted operating income margin declined due to the impact of incremental tariffs resulting in lower gross margins, and an increase in operating expenses related to public company stand-up costs and growth investments.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment and Total Company Net Sales for Third Quarter*
	Three months ended September 30,		Increase/(Decrease)
(Dollars in millions)	2025	2024	Reported Growth	Currency Impact	Constant Currency[2]	Other[3]	Organic Growth
Advanced Wound Care	$485	$468	3.5%	0.8%	2.7%	—%	2.7%
Infection Prevention and Surgical Solutions	722	713	1.2	1.1	0.1	—	—
MedSurg	1,206	1,182	2.1	1.0	1.1	—	1.1
Dental Solutions	340	313	8.4	1.9	6.5	—	6.5
Health Information Systems	345	326	5.9	0.3	5.6	—	5.6
Total business segment net sales	1,891	1,821
Purification and Filtration	128	180	(28.7)	3.4	(32.1)	(38.5)	6.4
All Other[4]	77	81	(5.4)	0.4	(5.8)	—	(5.8)
Total Company	$2,096	$2,082	0.7%	1.1%	(0.4)%	(3.1)%	2.7%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture represents lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the drinking water business, which was previously reported within the Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at Spin-Off, which were historically included in Corporate and Unallocated.

Transform for the Future
Solventum has launched ‘Transform for the Future’, a new multiyear global initiative (the “Program”) to further accelerate its long-term growth strategy and strengthen its position in a rapidly changing healthcare environment. Designed to reshape the Company’s cost structure, enhance operational efficiency and fuel innovation for profitable growth — to deliver greater value for customers and patients worldwide. Once fully implemented, the Program is expected to generate approximately $500 million in annual cost savings, with a portion of the savings reinvested in strategic growth initiatives. The Company anticipates cumulative pretax costs related to the Program will be approximately $500 million.

Full-Year 2025 Guidance
Solventum is updating its full year 2025 guidance as follows:

•Increased organic sales growth range to the high end of the +2.0% to +3.0% range (high end of the +2.5% to +3.5% excluding ~50 bps of SKU exit impact);
•Increased adjusted EPS range to $5.98 to $6.08; from prior range of $5.88 to $6.03
•Revised free cash flow to a range of $150M to $250M to reflect the impact of Purification and Filtration divestiture costs.

Note: Full year 2025 guidance includes results of the Purification & Filtration segment for the period we owned the business. The sale transaction closed on September 1, 2025.

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

Please note Solventum’s Q1 2024 results were reported on a carve-out basis.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, Nov. 6, at 4:30 p.m. Eastern Time to discuss its third quarter financial results and provide an update on its business. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.
Forward-Looking Statements
This news release contains forward-looking information about Solventum’s financial results and estimates and business prospects, including guidance for 2025, that contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially from those described in our forward-looking statements are the following: (1) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks; (3) damage to Solventum’s reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events, including the divestiture of our Purification and Filtration business; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances, collectively known as “PFAS”; (16) risks related to the highly regulated environment in which Solventum operates; (17) risks associated with product liability claims; (18) climate change and measures to address climate change; (19) security breaches and other disruptions to information technology infrastructure; (20) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (21) pension and postretirement obligation liabilities; (22) any failure by 3M Company (“3M”) to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off; (24) a determination by the IRS or other tax authorities that the Spin-Off or certain related transactions should be treated as taxable transactions; (25) financing transactions undertaken in connection with the Spin-Off and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum's estimates; and (27) the impact of the Spin-Off on Solventum’s businesses and the risk that the Spin-Off may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q3 2025 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales of product	$1,594	$1,608	$4,859	$4,766
Net sales of software and rentals	502	474	1,468	1,413
Total net sales	2,096	2,082	6,327	6,179
Cost of product	847	793	2,547	2,341
Cost of software and rentals	114	124	356	364
Gross profit	1,135	1,165	3,424	3,474
Selling, general and administrative expenses	780	701	2,321	1,998
Research and development expenses	183	189	564	576
Gain on sale of business	(1,518)	—	(1,518)	—
Operating income	1,690	275	2,057	900
Interest expense, net	89	107	296	260
Loss on debt extinguishment, net	82	—	82	—
Other expense (income), net	5	1	24	48
Income before income taxes	1,514	167	1,655	592
Provision for (benefit from) income taxes	248	45	162	144
Net Income	$1,266	$122	$1,493	$448

Earnings per share:
Basic earnings per share	$7.26	$0.70	$8.58	$2.59
Diluted earnings per share	7.22	0.70	8.53	2.58
Weighted-average number of shares outstanding:
Basic	174.3	173.4	174.0	173.1
Diluted	175.4	173.9	175.1	173.4
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$1,642	$762
Accounts receivable — net of allowances of $86 and $86	1,019	1,044
Due from related parties	157	185
Inventories
Finished goods	625	539
Work in process	191	190
Raw materials and supplies	233	236
Total inventories	1,049	965
Other current assets	540	293
Total current assets	4,407	3,249
Property, plant and equipment — net	1,336	1,622
Goodwill	5,260	6,377
Intangible assets — net	2,223	2,544
Other assets	747	665
Total assets	$13,973	$14,457
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$200
Accounts payable	669	618
Due to related parties	464	272
Unearned revenue	576	572
Other current liabilities	1,229	1,041
Total current liabilities	2,938	2,703
Long-term debt	5,137	7,810
Pension and postretirement benefits	306	350
Deferred income taxes	169	225
Other liabilities	437	410
Total liabilities	$8,987	$11,498

Equity
Common stock, par value $0.01 per share, 750,000,000 shares authorized	$2	$2
Shares issued and outstanding - September 30, 2025: 173,439,525
Shares issued and outstanding - December 31, 2024: 172,785,606
Additional paid-in capital	3,854	3,771
Retained earnings	1,734	242
Accumulated other comprehensive income (loss)	(604)	(1,056)
Total equity	4,986	2,959
Total liabilities and equity	$13,973	$14,457
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$1,493	$448
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	372	405
Pension and postretirement benefit expense	49	30
Stock-based compensation expense	124	87
Gain on sale of business	(1,518)	—
Purification and Filtration transaction costs	(86)	—
Deferred income taxes	(47)	(93)
Changes in assets and liabilities
Accounts receivable	36	14
Due from related parties	37	200
Inventories	(134)	(99)
Accounts payable	74	200
Due to related parties	18	(321)
Accrued compensation	(9)	53
All other operating activities — net	(135)	42
Net cash provided by operating activities	274	966

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(316)	(253)
Proceeds from sale of business	3,870	—
Other — net	(12)	—
Net cash provided by (used in) investing activities	3,542	(253)

Cash Flows from Financing Activities
Repayment of debt	(2,970)	(200)
Net transfers to 3M	(21)	(8,247)
Proceeds from long-term debt, net of issuance costs	—	8,303
Other — net	49	8
Net cash used in financing activities	(2,942)	(136)

Effect of exchange rate changes on cash and cash equivalents	6	1
Net increase (decrease) in cash and cash equivalents	880	578
Cash and cash equivalents at beginning of period	762	194
Cash and cash equivalents at end of period	$1,642	$772
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SALES CHANGE ANALYSIS
(Dollars in millions)
(Unaudited)

Segment and Total Company Net Sales for the First Nine Months*
	Nine months ended September 30,		Increase/(Decrease)
	2025	2024	Reported Growth	Currency Impact	Constant Currency[2]	Other[3]	Organic Growth
Advanced Wound Care	$1,400	$1,369	2.2%	0.2%	2.0%	(0.1)%	2.1%
Infection Prevention and Surgical Solutions	2,182	2,093	4.2	0.1	4.1	(0.5)	4.6
MedSurg	3,581	3,463	3.4	0.1	3.3	(0.3)	3.6
Dental Solutions	1,006	979	2.8	0.5	2.3	(0.3)	2.5
Health Information Systems	1,012	971	4.3	0.1	4.2	—	4.2
Total business segment net sales	5,600	5,413
Purification and Filtration	497	532	(6.6)	1.0	(7.6)	(13.1)	5.5
All Other[4]	230	234	(2.0)	0.1	(2.1)	5.6	(7.6)
Total Company	$6,327	$6,179	2.4%	0.2%	2.2%	(1.1)%	3.2%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include non-healthcare related supply agreements that conveyed from 3M to the Company at Spin-Off and sales from new supply agreements with 3M that commenced at Spin-Off. Divestiture impacts include certain health care businesses retained by 3M India in connection with the Spin-Off and lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the drinking water business, which was previously reported within the Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at Spin-Off, which were historically included in Corporate and Unallocated.

Solventum Corporation and Subsidiaries*
BUSINESS SEGMENTS
(Unaudited)
The Company’s operating activities are primarily managed through three segments: MedSurg, Dental Solutions, and Health Information Systems.
•MedSurg provides:
◦advanced wound care products such as negative pressure wound therapy, advanced wound dressings and advanced skin care; and
◦infection prevention and surgical solutions products, such as I.V. site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions – including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms.
Purification and Filtration includes filters and membranes for biopharmaceutical and medical technologies, as well as microelectronics and food and beverage.
All Other includes the drinking water business, which was previously reported within the Purification and Filtration business segment. The drinking water business results have been reclassified for comparability within All Other for all historical periods. All Other also includes sales and cost of sales related to our supply agreements with 3M and other supply agreements assumed by the Company at Spin-Off related to legacy 3M businesses, which were historically included in Corporate and Unallocated

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Three months ended September 30, 2025			Three months ended September 30, 2024

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
Advanced Wound Care	$485			$468
Infection Prevention and Surgical Solutions	722			713
MedSurg	1,206	$203	16.8%	1,182	$243	20.6%
Dental Solutions	340	87	25.7	313	74	23.6
Health Information Systems	345	134	38.8	326	105	32.2
Total reportable segment net sales and operating income	1,891	424		1,821	422
Purification and Filtration	128	26	20.1	180	19	10.6
All Other	77	12	15.6	81	5	6.2
Amortization Expense		(77)			(88)
Corporate and Unallocated		1,305			(83)
Total Company	$2,096	$1,690	80.6%	$2,082	$275	13.2%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation and Subsidiaries
BUSINESS SEGMENTS – (CONTINUED)*
(Unaudited)

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Nine months ended September 30, 2025			Nine months ended September 30, 2024

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
Advanced Wound Care	$1,400			$1,369
Infection Prevention and Surgical Solutions	2,182			2,093
MedSurg	3,581	$619	17.3%	3,463	$678	19.6%
Dental Solutions	1,006	262	26.1	979	277	28.3
Health Information Systems	1,012	363	35.8	971	317	32.6
Total reportable segment net sales and operating income	5,600	1,244		5,413	1,272
Purification and Filtration	497	96	19.3	532	62	11.7
All Other	230	31	13.5	234	24	10.3
Amortization Expense		(235)			(261)
Corporate and Unallocated		921			(197)
Total Company	$6,327	$2,057	32.5%	$6,179	$900	14.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, and gain on sale of businesses. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, legal entity restructuring costs, separation-related impacts due to the sale of the Purification and Filtration business, gain on sale of businesses, and loss on debt extinguishment, net. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended September 30, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,096	$961	54.2%	$963	$1,690	80.6%	$176	$1,514	$1,266	$7.22	16.4%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(77)	77	3.7	—	77	65	0.37
Restructuring costs (a)	—	2	(0.1)	(4)	2	0.1	—	2	1	—
3M spin-off and separation-related costs (b)	—	(37)	1.8	(123)	160	7.6	—	160	123	0.71
Certain litigation-related costs (d)	—	—	—	(2)	2	0.1	—	2	2	0.01
Purification and Filtration separation-related (e)	—	—	—	(18)	18	0.9	—	18	15	0.09
Gain on sale of business(f)	—	—	—	—	(1,518)	(72.3)	—	(1,518)	(1,271)	(7.25)
Loss on debt extinguishment, net(g)	—	—	—	—	—	—	(82)	82	62	0.35
Non-GAAP	$2,096	$926	55.8%	$739	$431	20.6%	$94	$337	$263	$1.50	21.8%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Three months ended September 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,082	$917	56.0%	$890	$275	13.2%	$108	$167	$122	$0.70	26.9%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets		—	—	(88)	88	4.2	—	88	73	0.42
Restructuring costs (a)		(1)	—	—	1	0.1	—	1	1	0.01
3M spin-off and separation-related costs (b)		(27)	1.3	(84)	111	5.3	—	111	85	0.49
Legal entity restructuring (c)		—	—	—	—	—	—	—	4	0.02
Non-GAAP	$2,082	$889	57.3%	$718	$475	22.8%	$108	$367	$285	$1.64	22.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Severance, asset write-offs and related charges associated with certain restructuring programs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Reflects the tax impacts for legal entity restructuring in connection with the separation from 3M.
(d)Consists of charges and recoveries related to certain litigation matters.
(e)Costs related to the separation of the Company’s Purification and Filtration business, primarily information technology-related.
(f)Gain on sale of the Purification and Filtration business, net of applicable tax impacts.
(g)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Nine months ended September 30, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$6,327	$2,903	54.1%	$2,885	$2,057	32.5%	$402	$1,655	$1,493	$8.53	9.8%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(235)	235	3.7	—	235	199	1.14
Restructuring costs (a)	—	(9)	0.1	(19)	28	0.4	—	28	21	0.12
3M spin-off and separation-related costs (b)	—	(98)	1.5	(335)	433	6.8	—	433	333	1.90
Certain litigation-related costs (d)	—	—	—	(29)	29	0.5	—	29	22	0.13
Purification and Filtration separation-related (e)	—	—	—	(49)	49	0.8	—	49	39	0.22
Gain on sale of business(f)	—	—	—	—	(1,518)	(24.0)	—	(1,518)	(1,374)	(7.85)
Loss on debt extinguishment, net(g)	—	—	—	—	—	—	(82)	82	62	0.35
Non-GAAP	$6,327	$2,796	55.8%	$2,218	$1,312	20.7%	$320	$992	$794	$4.53	20.0%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Nine months ended September 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$6,179	$2,705	56.2%	$2,574	$900	14.6%	$308	$592	$448	$2.58	24.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(261)	261	4.2	—	261	218	1.26
Restructuring costs (a)	—	(5)	0.1	(8)	13	0.2	—	13	9	0.06
3M spin-off and separation-related costs (b)	—	(48)	0.8	(167)	215	3.5	(38)	253	205	1.18
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	35	0.20
Non-GAAP	$6,179	$2,652	57.1%	$2,138	$1,389	22.5%	$270	$1,119	$915	$5.28	18.2%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Severance, asset write-offs and related charges associated with certain restructuring programs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Reflects the tax impacts for legal entity restructuring in connection with the separation from 3M.
(d)Consists of charges and recoveries related to certain litigation matters.
(e)Costs related to the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory, and information technology-related.
(f)Gain on sale of the Purification and Filtration business, net of applicable tax impacts.
(g)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
Major GAAP Cash Flow Categories	2025	2024	2025	2024
Net cash provided by operating activities	$75	$169	$274	$966
Net cash provided by (used in) investing activities	3,766	(93)	3,542	(253)
Net cash used in financing activities	(2,693)	(202)	(2,942)	(136)

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$75	$169	$274	$966
Purchases of property, plant and equipment	(97)	(93)	(316)	(253)
Free cash flow	(22)	76	(42)	713
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.